POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Trustee and/or officer of Matrix Advisors Funds Trust (the “Trust”) hereby appoints David A. Katz and Lon F. Birnholz, each an officer of the Trust, each individually with full power of substitution or resubstitution, his true and lawful attorneys-in-fact and agents (each, an “Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (hereafter “SEC”) in respect thereof, including any and all Registration Statements on Form N-14 or Form N-1A pursuant to the Acts and any amendments and supplements thereto, applications for exemptive orders, rulings, proxy statements or other documents in connection thereunder (together “SEC filings”), signing in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust and filing the same, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

The undersigned Trustee and/or officer hereby executes this Power of Attorney as of the 19th day of October, 2023.

/s/ Keith Shintani_______________
Keith Shintani